Exhibit 99.1

NEWS RELEASE Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com
INVESTORS: Lisa A. Indest SVP, Finance and Accounting 614.887.5844 lindest@glimcher.com	MEDIA: Karen Bailey Director, Corporate Communications 614.887.5847 kbailey@glimcher.com

FOR IMMEDIATE RELEASE
Thursday, July 19, 2012

GLIMCHER REPORTS SECOND QUARTER 2012 RESULTS

• Mall store sales improved 10% to $434 per square foot at June 30, 2012
• 11% re-leasing spreads for the mall store leases signed during the second quarter of 2012

COLUMBUS, OH - July 19, 2012 - Glimcher Realty Trust (NYSE: GRT) today announced financial results for the second quarter ended June 30, 2012. A description and reconciliation of non-GAAP financial measures to GAAP financial measures is contained in a later section of this press release. References to per share amounts are based on diluted common shares.

“We are excited to have closed on three acquisitions during the second quarter demonstrating our ability to find and execute deals that are in line with our strategy of adding quality assets to the Company's current real estate portfolio,” stated Michael P. Glimcher, Chairman of the Board and CEO. “Additionally, we are pleased to see the Company's leasing momentum remain strong with double digit releasing spreads during the quarter and over 25% increase in leasing volume for the year.”

Net income to common shareholders during the second quarter of 2012 was $15.5 million, or $0.11 per share, as compared to a net loss to common shareholders of $22.4 million, or $0.22 per share, in the second quarter of 2011. Funds From Operations (“FFO”) during the second quarter of 2012 was $16.6 million, or $0.12 per share, compared to $5.1 million, or $0.05 per share, in the second quarter of 2011. Adjusted FFO for the second quarter of 2012 was $19.8 million, or $0.14 per share, compared to adjusted FFO of $14.8 million, or $0.14 per share, for the second quarter of 2011. Adjusted FFO for the second quarter of 2012 excludes the $3.2 million non-cash write-off of pre-development costs. Adjusted FFO for the second quarter of 2011 excluded the $9.0 million impairment charge on non-depreciable real estate and $0.7 million of costs related to early debt extinguishments.

Second Quarter Earnings Highlights

•
Total revenues were $77.1 million in the second quarter of 2012, compared to total revenues of $64.7 million in the second quarter of 2011. The $12.4 million increase in total revenues resulted primarily from $11.0 million of revenue from properties acquired since June 2011 and revenue growth of $1.0 million from Scottsdale Quarter®, an open-air center in Scottsdale, Arizona. The acquired properties were Town Center Plaza and One Nineteen, each located in Leawood, Kansas, and Malibu Lumber Yard in Malibu, California. We also acquired the remaining 80% indirect ownership interest in Pearlridge Center in Honolulu, Hawaii (“Pearlridge”) during the second quarter.

•
Net income to common shareholders was $15.5 million in the second quarter of 2012, compared to a net loss to common shareholders of $22.4 million in the second quarter of 2011. The increase in net income was primarily due to the Company's recognition of a $25.1 million gain on the re-measurement of its 20% equity investment in Pearlridge and $15.3 million less in impairment charges than in the three months ended June 30, 2011. These favorable variances were partially offset by the non-cash write-off of $3.2 million of pre-development costs associated with a retail development opportunity in the Panama City Beach, Florida area during the second quarter of 2012.

•
Net operating income (“NOI”) for comparable mall properties, including the pro-rata share of the malls held through joint ventures was nearly flat when comparing the three months ended June 30, 2012 to the three months ended June 30, 2011. NOI growth for the six months ended June 30, 2012 was 0.5%.

•
Average store rents for the Core Malls were $34.77 per square foot (“psf”) at June 30, 2012, a 4.3% improvement from $33.33 psf at June 30, 2011. Average in-line store rents include in-line permanent retail stores that are less than 10,000 square feet. Core Malls include all of the Company's open-air centers, mall properties, and outlet properties, including both wholly-owned and joint venture properties.

•
Re-leasing spreads for the Core Malls increased by 11% for the non-anchor leases signed during the second quarter of 2012, with base rents averaging $40.15 psf. Re-leasing spreads represent the percentage change in base rent for permanent leases signed, both new leases and renewals, to the base rent for comparative tenants for those leases where the space was occupied in the previous twenty-four months.

•	Total occupancy for Core Malls was 93.6% at both June 30, 2012 and June 30, 2011.

•
Average store sales in the Core Malls increased 10.4% to $434 psf for the twelve months ended June 30, 2012, compared to $393 psf for the twelve months ended June 30, 2011. Average store sales represent retail sales for mall stores of 10,000 square feet of gross leasable area or less that reported sales in the most recent twelve month period.

•
Comparable store sales for the Company's Core Malls during the three months ended June 30, 2012, compared to the three months ended June 30, 2011, increased by 4.1%, and increased 5.7% for the twelve months ending June 30, 2012 when compared to the same period in 2011. Comparable sales compare only those stores with sales in each respective period ended June 30, 2012 and June 30, 2011.

•
Occupancy costs for the twelve months ended June 30, 2012 were 10.9% of tenant sales for Core Mall stores. Occupancy costs include the tenants' minimum rent and costs the tenants pay toward operating costs and real estate taxes.

•
Scottsdale Quarter® ended the second quarter of 2012 with total occupancy of 84% for the first two phases of the project, comprised of retail at 81% and office at 92%. When including signed leases not yet open, leases out for signature, and outstanding letters of intent, nearly 93% of the gross leasable area for the first two phases have been addressed. The stabilized yield for the first two phases, as well as the timing of the yields, is consistent with the Company's previously announced guidance.

Update on Liquidity and Capital Resources

•
Debt-to-total-market capitalization at June 30, 2012 (including the Company's pro-rata share of joint venture debt) was 47.9%, based on a common share closing price of $10.22, as compared to 50.6% at December 31, 2011, based on a common share closing price of $9.20. Debt with fixed interest rates represented approximately 85.9% of the Company's consolidated total outstanding borrowings at June 30, 2012, compared to 85.0% at December 31, 2011.

•
The Company did not sell any common shares under its at-the-market (“ATM”) equity offering program during the three months ended June 30, 2012. As of June 30, 2012, the Company has approximately $53.2 million available for issuance under the ATM program.

•
In May 2012, the Company closed on the purchase of the 80% indirect ownership interest in Pearlridge from affiliates of Blackstone Real Estate Partners VI (“Blackstone”). The purchase price for this ownership interest was approximately $289.4 million, which includes Blackstone's pro-rata share of the $175 million mortgage debt currently encumbering the property, resulting in a cash purchase price for Blackstone's interest of approximately $149.4 million. The Company funded the acquisition with a portion of the proceeds from the secondary public offering completed in the first quarter of 2012.

•
In May 2012, the Company purchased One Nineteen, an outdoor retail center located in Leawood, Kansas, for $67.5 million. One Nineteen is adjacent to the Company's Town Center Plaza in Leawood and will add approximately 164,000 square feet of leasable retail space to the company's real estate portfolio. The acquisition was funded with proceeds from the secondary offering completed in the first quarter of 2012. The Company anticipates securing long-term financing on the property over the next several months.

•
In June 2012, the Company completed its acquisition of the ground leasehold interest and improvements that comprise Malibu Lumber Yard, an outdoor retail center located in Malibu, California, for $35.5 million. The Company used funds available from the Company's corporate credit facility to fund the acquisition.

2012 Outlook

As of the date of this release, the Company updated estimated diluted net income per share to reflect the gain on the re-measurement of equity investment that was recognized in the second quarter in the range of $0.12 to $0.17 for the year ending December 31, 2012, and maintains previously issued guidance for diluted FFO per share in the range of $0.59 to $0.64 for the year ending December 31, 2012. The guidance does reflect the acquisitions of One Nineteen and Malibu Lumber Yard as well as the impact of the $3.2 million of pre-development costs written off during the second quarter. Other key assumptions detailed in previously issued guidance remain the same. Additionally, the guidance does not reflect any other property dispositions, acquisitions or material capital raises during the remainder of the year.

A reconciliation of the range of estimated diluted net income per share to estimated adjusted FFO per share for 2012 follows:

	Low End	High End
Estimated diluted net income per share	$0.12	$0.17
Less: Gain from re-measurement of equity investment	(0.18)	(0.18)
Add: Real estate depreciation and amortization*	0.65	0.65
Estimated FFO per share	$0.59	$0.64

* wholly-owned properties and pro-rata share of joint ventures

For the third quarter of 2012, the Company estimates diluted net (loss) income per share to be in the range of $(0.01) to $0.01 and FFO per share to be in the range of $0.15 to $0.17. A reconciliation of the range of estimated diluted net (loss) income per share to estimated FFO per share for the third quarter of 2012 follows:

	Low End	High End
Estimated diluted net (loss) income per share	$(0.01)	$0.01
Add: Real estate depreciation and amortization*	0.16	0.16
Estimated FFO per share	$0.15	$0.17

* wholly-owned properties and pro-rata share of joint ventures

This outlook is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release.

Funds From Operations and Net Operating Income

This press release contains certain non-Generally Accepted Accounting Principles (GAAP) financial measures and other terms. The Company's definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to above should not be considered as alternatives to net income or other GAAP measures as indicators of the Company's performance. Funds From Operations is used by industry analysts and investors as a supplemental operating performance measure of an equity real estate investment trust (“REIT”). The Company uses FFO in addition to net income to report operating results The National Association of REIT (“NAREIT”) defines FFO as net income (loss) available to common shareholders (computed in accordance with Generally Accepted Accounting Principles (“GAAP”)), excluding gains or losses from sales of depreciable property, impairment adjustments associated with depreciable real estate, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.  The Company may also discuss FFO as adjusted. Reconciliations of non-GAAP financial measures to earnings used in this press release are included in the press release.

NOI is used by industry analysts, investors and Company management to measure operating performance of the Company's properties. NOI represents total property revenues less property operating and maintenance expenses. Accordingly, NOI excludes certain expenses included in the determination of net income such as property management and other indirect operating expenses, interest expense and depreciation and amortization expense. These items are excluded from NOI in order to provide results that are more closely related to a property's results of operations. In addition, the Company's computation of same mall NOI excludes straight-line adjustments of minimum rents, amortization of above-below market intangibles, termination income, and income from outparcel sales. We also adjust for other miscellaneous items in order to enhance the comparability of results from one period to another. Certain items, such as interest expense, while included in FFO and net income, do not affect the operating performance of a real estate asset and are often incurred at the corporate level as opposed to the property level. As a result, management uses only those income and expense items that are incurred at the property level to evaluate a property's performance. Real estate asset related depreciation and amortization, as well as impairment charges are excluded from NOI for the same reasons that it is excluded from FFO pursuant to NAREIT's definition.

Second Quarter Conference Call

Glimcher's second quarter investor conference call is scheduled for 11 a.m. ET on Friday, July 20, 2012. Those wishing to listen to this call may do so by calling 800.299.8538 Passcode: 55944965. This call also will be simulcast and available over the Internet via the website www.glimcher.com. A replay will be available approximately one hour after the Earnings Call through midnight August 3, 2012 by dialing 888.286.8010, Pass code: 15434559, or you can access the webcast replay on the Investor Relations page of the Company's website. Supplemental information about the second quarter operating results is available on the Company's website, or at www.sec.gov or by calling 614.887.5632.

About Glimcher Realty Trust

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of retail properties, which includes open-air centers, enclosed regional malls, as well as outlet centers. At June 30, 2012, GRT owned interests in and managed 28 Properties with gross leasable area totaling approximately 21.6 million square feet, consisting of 25 Malls (21 wholly owned and four partially owned through joint ventures) and three Community Centers (two wholly owned and one partially owned through a joint venture).

Glimcher Realty Trust's common shares are listed on the New York Stock Exchange under the symbol “GRT.” Glimcher Realty Trust's Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively. Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market. Glimcher® and Scottsdale Quarter® are registered trademarks of Glimcher Realty Trust.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture (JV) partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of Glimcher to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses, failure to comply or remain in compliance with covenants in the Company's debt instruments, failure or inability to exercise available extension options on debt instruments, failure of Glimcher to qualify as a real estate investment trust, termination of existing JV arrangements, conflicts of interest with the Company's existing JV partners, failure to achieve projected returns on development properties, the failure to sell malls and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls, increases in impairment charges, additional impairment charges, as well as other risks listed in this news release and from time to time in Glimcher's reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by Glimcher.

Visit Glimcher at: www.glimcher.com

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Three Months ended June 30,
Statement of Operations	2012		2011

Total revenues	$77,071		$64,731
Total expenses (1)	(61,897)		(56,216)
Operating income	15,174		8,515
Gain on re-measurement of equity method investment	25,068		—
Interest expense, net	(17,314)		(17,725)
Equity in loss of unconsolidated real estate entities, net (2)	(1,111)		(7,901)
Income (loss) from continuing operations	21,817		(17,111)
Discontinued operations:
Income from operations	97		254
Net income (loss)	21,914		(16,857)
Allocation to noncontrolling interest	(274)		618
Less: Preferred share dividends	(6,137)		(6,137)
Net income (loss) to common shareholders	$15,503		$(22,376)

Reconciliation of Net Income (Loss) to Common Shareholders to Funds From Operations		Per Diluted Common Share (3)		Per Diluted Common Share (3)
Net income (loss) to common shareholders	$15,503		$(22,376)
Allocation to noncontrolling interest (GPLP unit holders)	274		(618)
	15,777	$0.11	(22,994)	$(0.22)
Real estate depreciation and amortization	21,855	0.16	16,744	0.16
Gain on re-measurement of equity method investment	(25,068)	(0.18)	—	—
Equity in loss of unconsolidated real estate entities, net	1,111	0.01	7,901	0.08
Pro-rata share of unconsolidated entities funds from operations	2,937	0.02	3,415	0.03
Funds From Operations	$16,612	$0.12	$5,066	$0.05

Write-off of pre-development costs	$3,193	$0.02	$—	$—
Impairment of non-depreciable real estate asset	—	—	8,995	0.08
Write-off of debt extinguishment costs	—	—	739	0.01
Adjusted FFO	$19,805	$0.14	$14,800	$0.14

Weighted average common shares outstanding- basic	139,832		102,406
Weighted average common shares outstanding- diluted (3)	142,833		105,351

Earnings per Share
Income (loss) from continuing operations per common share	$0.11		$(0.22)
Discontinued operations per common share	$0.00		$0.00
Income (loss) per common share	$0.11		$(0.22)

Income (loss) from continuing operations per diluted common share	$0.11		$(0.22)
Discontinued operations per diluted common share	$0.00		$0.00
Income (loss) per diluted common share	$0.11		$(0.22)
Adjusted funds from operations per diluted common share	$0.14		$0.14

(1)
Includes a $3.2 million write-off of pre-development costs related to a retail development in the Panama City Beach, Florida area in the three months ending June 30, 2012. Also includes an impairment charge of $9.0 million on land that was previously held for future development in the three months ended June 30, 2011.

(2)
Includes $1.6 million for the Company's joint venture share of an impairment charge on Town Square at Surprise in the three months ending June 30, 2012. Also includes $7.9 million for the Company's joint venture share of an impairment charge on Tulsa Promenade Mall in the three months ended June 30, 2011.

(3)	FFO and adjusted FFO per share in 2012 and 2011 has been calculated using 142,833 and 105,753 common shares, respectively, which includes common stock equivalents.

GLIMCHER REALTY TRUST
Operating Results
(in thousands, except per share amounts)
(unaudited)

	Six Months ended June 30,
Statement of Operations	2012		2011

Total revenues	$146,899		$128,718
Total expenses (1)	(117,060)		(102,858)
Operating income	29,839		25,860
Gain on re-measurement of equity method investment	25,068		—
Interest expense, net	(34,000)		(35,499)
Equity in loss of unconsolidated real estate entities, net (2)	(4,585)		(7,636)
Income (loss) from continuing operations	16,322		(17,275)
Discontinued operations:
Income from operations	110		396
Net income (loss)	16,432		(16,879)
Allocation to noncontrolling interest	(11)		800
Less: Preferred share dividends	(12,274)		(12,274)
Net income (loss) to common shareholders	$4,147		$(28,353)

Reconciliation of Net Income (Loss) to Common Shareholders to Funds From Operations		Per Diluted Common Share (3)		Per Diluted Common Share (3)
Net income (loss) to common shareholders	$4,147		$(28,353)
Allocation to noncontrolling interest (GPLP unit holders)	11		(800)
	4,158	$0.03	(29,153)	$(0.28)
Real estate depreciation and amortization	40,909	0.31	32,889	0.32
Equity in loss of unconsolidated real estate entities, net	4,585	0.03	7,636	0.07
Pro-rata share of unconsolidated entities funds from operations	6,501	0.05	6,899	0.07
Gain on re-measurement of equity method investment	(25,068)	(0.18)	—	—
Funds From Operations	$31,085	$0.24	$18,271	$0.18

Write-off of pre-development costs	$3,193	$0.02	$—	$—
Non-cash charges for Tulsa note receivable	3,322	0.03	—	—
Impairment of non-depreciable real estate asset	—	—	8,995	0.09
Write-off of debt extinguishment costs	—	—	2,287	0.02
Adjusted FFO	$37,600	$0.29	$29,553	$0.29

Weighted average common shares outstanding- basic	128,675		100,316
Weighted average common shares outstanding- diluted (3)	131,763		103,282

Earnings per Share
Net income (loss) to common shareholders before discontinued operations per common share	$0.03		$(0.29)
Discontinued operations per common share	$0.00		$0.00
Income (loss) per common share	$0.03		$(0.28)

Net income (loss) to common shareholders before discontinued operations per diluted common share	$0.03		$(0.29)
Discontinued operations per diluted common share	$0.00		$0.00
Income (loss) per diluted common share	$0.03		$(0.28)
Adjusted funds from operations per diluted common share	$0.29		$0.29

(1)
Includes $3.3 million provision to write down a note receivable due from the Tulsa joint venture and a write off of $3.2 million in pre-development costs related to a development in Panama City Beach, Florida in the six months ending June 30, 2012. Includes an impairment charge of $9.0 million on land that was previously held for future development in the six months ended June 30, 2011.

(2)
Includes $5.5 million related to the Company's share of impairment charges for Town Square at Surprise ($1.6 million) and Tulsa Promenade ($3.9 million) in the six months ended June 30, 2012. Includes $7.9 million related to the Company's share of an impairment charge for Tulsa Promenade in the six months ended June 30, 2011.

(3)	FFO and adjusted FFO per share in 2012 and 2011 has been calculated using 131,763 and 103,654 common shares, respectively, which includes common stock equivalents.

GLIMCHER REALTY TRUST
Selected Balance Sheet Information and Operating Metrics
(in thousands, except percentages and base rents)
(unaudited)

	June 30, 2012	December 31, 2011

Investment in real estate, net	$2,209,373	$1,754,149
Total assets	$2,313,749	$1,861,099
Mortgage notes and other notes payable	$1,468,653	$1,253,053
Debt / Market capitalization	45.8%	47.7%
Debt / Market capitalization including pro-rata share of joint ventures	47.9%	50.6%

	June 30, 2012	June 30, 2011
Occupancy:
Total Occupancy:
Core Malls (1)	93.6%	93.6%
Core Malls excluding Joint Ventures	92.9%	92.4%
Comparable Retail Properties (2)	93.7%	93.6%

Average Base Rents:
Core Malls (1):
Mall Anchors (3)	$7.01	$6.80
In-Line Stores under 10,000 sf (4)	$34.77	$33.33

Core Retail Properties excluding Joint Ventures:
Mall Anchors (3)	$6.49	$6.13
In-Line Stores under 10,000 sf (4)	$34.50	$32.42

(1) Core Malls including joint ventures.
(2) Core Malls excluding properties acquired after June 30, 2011, Town Center Plaza (including One Nineteen) and Malibu Lumber Yard.
(3) Stores over 20,000 sf.
(4) In-line permanent retail stores under 10,000 sf.

Note: Pearlridge Center is reported as a consolidated property in June 2012 and as a joint venture property in June 2011.